Exhibit 99.1
PCB Bancorp Reports Earnings of $7.0 million for Q3 2023
Los Angeles, California - October 25, 2023 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income of $7.0 million, or $0.49 per diluted common share, for the third quarter of 2023, compared with $7.5 million, or $0.52 per diluted common share, for the previous quarter and $7.0 million, or $0.46 per diluted common share, for the year-ago quarter.
Q3 2023 Highlights
•Net income totaled $7.0 million, or $0.49 per diluted common share, for the current quarter;
•Recorded a provision for credit losses(1),(2) of $751 thousand for the current quarter compared with $197 thousand for the previous quarter and $3.8 million for the year-ago quarter;
•Allowance for Credit Losses (“ACL”)(1) on loans to loans held-for-investment ratio was 1.18% at September 30, 2023 compared with 1.17% at June 30, 2023 and 1.21% at September 30, 2022;
•Net interest income was $22.4 million for the current quarter compared with $21.7 million for the previous quarter and $24.0 million for the year-ago quarter. Net interest margin was 3.57% for the current quarter compared with 3.55% for the previous quarter and 4.25% for the year-ago quarter;
•Gain on sale of loans was $689 thousand for the current quarter compared with $769 thousand for the previous quarter and $1.4 million for the year-ago quarter;
•Total assets were $2.57 billion at September 30, 2023, an increase of $11.6 million, or 0.5%, from $2.56 billion at June 30, 2023, an increase of $147.9 million, or 6.1%, from $2.42 billion at December 31, 2022, and an increase of $240.9 million, or 10.4%, from $2.33 billion at September 30, 2022;
•Loans held-for-investment were $2.17 billion at September 30, 2023, an increase of $45.2 million, or 2.1%, from $2.12 billion at June 30, 2023, an increase of $121.5 million, or 5.9%, from $2.05 billion at December 31, 2022, and an increase of $208.4 million, or 10.6%, from $1.96 billion at September 30, 2022;
•Total deposits were $2.19 billion at September 30, 2023, an increase of $3.9 million, or 0.2%, from $2.19 billion at June 30, 2023, an increase of $146.1 million, or 7.1%, from $2.05 billion at December 31, 2022, and an increase of $214.0 million, or 10.8%, from $1.98 billion at September 30, 2022; and
•Announced a stock repurchase program on August 2, 2023 for the repurchase of up to 720,000 shares of the Company’s outstanding common stock through August 2, 2024. During the current quarter, the Company repurchased and retired 67,202 shares of common stock.
“We are pleased with our continued solid earnings, modest loan growth, and a slight increase in net interest margin and net interest income during the third quarter,” said Henry Kim, President and Chief Executive Officer. “Our loan balance increased 2.1% to $2.17 billion, deposit balance remained steady and our asset quality continued to be strong with non-performing assets and classified assets to total assets ratios of 0.15% and 0.26%, respectively.”
Mr. Kim added, “We announced a new stock repurchase program and repurchased 67,202 shares. The Company continued to maintain a strong capital position with the Bank’s tier 1 capital to average assets ratio of 13.44% and the Company’s tangible common equity to total assets ratio of 10.62%. These robust ratios provide us with extensive confidence to maneuver through these uncharted times and enable us to prudently manage our capital to maximize shareholder value.”
Mr. Kim concluded, “This past September, we celebrated our 20th anniversary of PCB Bank. We will continue to build a strong franchise by focusing on maintaining a strong balance sheet and asset quality, disciplined expense management, repurchasing our shares whenever feasible, and maintainable cash dividend.”
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(1)     Provision (reversal) for credit losses and ACL for reporting periods beginning with January 1, 2023 are presented under ASC 326, while prior period comparisons continue to be presented under legacy ASC 450 and ASC 310 in this release.
(2)    Provision (reversal) for credit losses on off-balance sheet credit exposures of $(10) thousand and $28 thousand, respectively, for the year-ago quarter and previous year-to-date period were recorded in Other Expense on Consolidated Statements of Income (Unaudited).

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Net income	$7,023	$7,477	(6.1)%	$6,953	1.0%	$24,797	$26,285	(5.7)%
Diluted earnings per common share	$0.49	$0.52	(5.8)%	$0.46	6.5%	$1.71	$1.73	(1.2)%

Net interest income	$22,449	$21,717	3.4%	$24,023	(6.6)%	$66,580	$65,367	1.9%
Provision (reversal) for credit losses (1)	751	197	281.2%	3,753	(80.0)%	(1,830)	2,453	NM
Noninterest income	2,502	2,657	(5.8)%	3,176	(21.2)%	8,180	12,110	(32.5)%
Noninterest expense	14,207	13,627	4.3%	13,695	3.7%	41,588	38,011	9.4%

Return on average assets (2)	1.09%	1.19%		1.19%		1.32%	1.58%
Return on average shareholders’ equity (2)	8.12%	8.82%		8.16%		9.77%	11.84%
Return on average tangible common equity (“TCE”) (2),(3)	10.17%	11.08%		10.25%		12.27%	13.31%
Net interest margin (2)	3.57%	3.55%		4.25%		3.63%	4.05%
Efficiency ratio (4)	56.94%	55.91%		50.35%		55.63%	49.06%

($ in thousands, except per share data)	9/30/2023	6/30/2023	% Change	12/31/2022	% Change	9/30/2022	% Change
Total assets	$2,567,974	$2,556,345	0.5%	$2,420,036	6.1%	$2,327,051	10.4%
Net loans held-for-investment	2,142,006	2,097,560	2.1%	2,021,121	6.0%	1,935,476	10.7%
Total deposits	2,192,129	2,188,232	0.2%	2,045,983	7.1%	1,978,098	10.8%
Book value per common share (5)	$23.87	$23.77		$22.94		$22.40
TCE per common share (3)	$19.05	$18.94		$18.21		$17.75
Tier 1 leverage ratio (consolidated)	13.76%	13.84%		14.33%		14.74%
Total shareholders’ equity to total assets	13.31%	13.32%		13.86%		14.30%
TCE to total assets (3), (6)	10.62%	10.61%		11.00%		11.33%

(1)Provision (reversal) for credit losses on off-balance sheet credit exposures of $(10) thousand and $28 thousand, respectively, for the year-ago quarter and previous year-to-date period were recorded in Other Expense on Consolidated Statements of Income (Unaudited). See Provision (reversal) for credit losses included in the Result of Operations discussion for additional information.
(2)Ratios are presented on an annualized basis.
(3)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(4)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(5)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(6)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Interest income/expense on
Loans	$34,651	$32,960	5.1%	$24,835	39.5%	$98,840	$66,268	49.2%
Investment securities	1,170	1,136	3.0%	806	45.2%	3,408	1,950	74.8%
Other interest-earning assets	3,031	2,742	10.5%	1,194	153.9%	7,978	1,957	307.7%
Total interest-earning assets	38,852	36,838	5.5%	26,835	44.8%	110,226	70,175	57.1%
Interest-bearing deposits	16,403	15,121	8.5%	2,798	486.2%	43,437	4,689	826.4%
Borrowings	—	—	—%	14	(100.0)%	209	119	75.6%
Total interest-bearing liabilities	16,403	15,121	8.5%	2,812	483.3%	43,646	4,808	807.8%
Net interest income	$22,449	$21,717	3.4%	$24,023	(6.6)%	$66,580	$65,367	1.9%
Average balance of
Loans	$2,137,184	$2,097,489	1.9%	$1,905,366	12.2%	$2,102,600	$1,828,187	15.0%
Investment securities	138,993	142,136	(2.2)%	137,363	1.2%	141,057	132,023	6.8%
Other interest-earning assets	219,115	213,883	2.4%	200,367	9.4%	206,720	198,311	4.2%
Total interest-earning assets	$2,495,292	$2,453,508	1.7%	$2,243,096	11.2%	$2,450,377	$2,158,521	13.5%
Interest-bearing deposits	$1,561,582	$1,527,522	2.2%	$1,137,739	37.3%	$1,500,523	$1,058,105	41.8%
Borrowings	—	—	—%	2,033	(100.0)%	5,212	7,824	(33.4)%
Total interest-bearing liabilities	$1,561,582	$1,527,522	2.2%	$1,139,772	37.0%	$1,505,735	$1,065,929	41.3%
Total funding (1)	$2,188,320	$2,155,649	1.5%	$1,965,134	11.4%	$2,152,993	$1,917,766	12.3%
Annualized average yield/cost of
Loans	6.43%	6.30%		5.17%		6.29%	4.85%
Investment securities	3.34%	3.21%		2.33%		3.23%	1.97%
Other interest-earning assets	5.49%	5.14%		2.36%		5.16%	1.32%
Total interest-earning assets	6.18%	6.02%		4.75%		6.01%	4.35%
Interest-bearing deposits	4.17%	3.97%		0.98%		3.87%	0.59%
Borrowings	—%	—%		2.73%		5.36%	2.03%
Total interest-bearing liabilities	4.17%	3.97%		0.98%		3.88%	0.60%
Net interest margin	3.57%	3.55%		4.25%		3.63%	4.05%
Cost of total funding (1)	2.97%	2.81%		0.57%		2.71%	0.34%
Supplementary information
Net accretion of discount on loans	$775	$751	3.2%	$867	(10.6)%	$2,197	$2,682	(18.1)%
Net amortization of deferred loan fees	$226	$247	(8.5)%	$243	(7.0)%	$648	$2,014	(67.8)%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The increases in average yield for the current quarter and year-to-date period compared with the same periods of 2022 were primarily due to an increase in overall interest rates on loans from the rising interest rate environment, partially offset by decreases in net accretion of discount on loans and net amortization of deferred loan fees from the decreased amount of SBA PPP loan payoffs.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	9/30/2023		6/30/2023		12/31/2022		9/30/2022
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	22.4%	4.75%	22.6%	4.64%	23.2%	4.51%	24.0%	4.43%
Hybrid rate loans	38.8%	4.71%	39.2%	4.62%	39.1%	4.40%	38.0%	4.23%
Variable rate loans	38.8%	8.52%	38.2%	8.39%	37.7%	7.86%	38.0%	6.75%

Investment Securities. The increases in average yield for the current quarter and year-to-date period were primarily due to a decrease in net amortization of premiums on securities and higher yield on newly purchased investment securities.
Other Interest-Earning Assets. The increases in average yield for the current quarter and year-to-date period were primarily due to an increased interest rate on cash held at the Federal Reserve Bank.
Interest-Bearing Deposits. The increases in average cost for the current quarter and year-to-date period were primarily due to an increase in market rates and the migration of noninterest-bearing demand deposits to interest-bearing deposits attributable to the rising market rates. To retain existing and attract new customers, the Bank offers competitive rates on deposit products in the rising interest rate environment.
Provision (Reversal) for Credit Losses
The following table presents a composition of provision (reversal) for credit losses for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Provision (reversal) for credit losses on loans	$822	$157	423.6%	$3,753	(78.1)%	$(1,438)	$2,453	NM
Provision (reversal) for credit losses on off-balance sheet credit exposure (1)	(71)	40	NM	(10)	610.0%	(392)	28	NM
Total provision (reversal) for credit losses	$751	$197	281.2%	$3,743	(79.9)%	$(1,830)	$2,481	NM

(1)Provision for credit losses on off-balance sheet credit exposures for previous and year-ago quarters were recorded in Other Expense on Consolidated Statements of Income (Unaudited).
On January 1, 2023, the Company adopted the provisions of ASC 326, also known as the current expected credit losses (“CECL”) accounting standard, through the application of the modified retrospective transition approach. Provision (reversal) for credit losses and ACL for reporting periods beginning with January 1, 2023 are presented under ASC 326, while prior period comparisons continue to be presented under legacy ASC 450 and ASC 310 in this release. See CECL Adoption and Allowance for Credit Losses sections included in the Balance Sheet section of this release for additional information.
The provision for credit losses on loans for the current quarter was primarily due to an increase in loan held-for-investment. The reversal for credit losses for the current year-to-date period was primarily due to net recoveries and the improvement in the economic forecast.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Gain on sale of loans	$689	$769	(10.4)%	$1,415	(51.3)%	$2,767	$7,231	(61.7)%
Service charges and fees on deposits	371	369	0.5%	341	8.8%	1,084	974	11.3%
Loan servicing income	851	868	(2.0)%	780	9.1%	2,579	2,235	15.4%
Bank-owned life insurance income	187	184	1.6%	178	5.1%	551	525	5.0%
Other income	404	467	(13.5)%	462	(12.6)%	1,199	1,145	4.7%
Total noninterest income	$2,502	$2,657	(5.8)%	$3,176	(21.2)%	$8,180	$12,110	(32.5)%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Gain on sale of SBA loans
Sold loan balance	$17,697	$16,762	5.6%	$27,313	(35.2)%	$61,592	$105,438	(41.6)%
Premium received	1,112	1,209	(8.0)%	2,036	(45.4)%	4,362	8,842	(50.7)%
Gain recognized	689	769	(10.4)%	1,407	(51.0)%	2,767	7,223	(61.7)%
Gain on sale of residential property loans
Sold loan balance	$—	$—	—%	$858	(100.0)%	$—	$858	(100.0)%
Gain recognized	—	—	—%	8	(100.0)%	—	8	(100.0)%

Loan Servicing Income. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Loan servicing income
Servicing income received	$1,321	$1,317	0.3%	$1,302	1.5%	$3,922	$3,819	2.7%
Servicing assets amortization	(470)	(449)	4.7%	(522)	(10.0)%	(1,343)	(1,584)	(15.2)%
Loan servicing income	$851	$868	(2.0)%	$780	9.1%	$2,579	$2,235	15.4%
Underlying loans at end of period	$536,424	$539,160	(0.5)%	$538,904	(0.5)%	$536,424	$538,904	(0.5)%

The Company services SBA loans and certain residential property loans sold to the secondary market.

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Salaries and employee benefits	$8,572	$8,675	(1.2)%	$8,457	1.4%	$26,175	$25,177	4.0%
Occupancy and equipment	1,964	1,919	2.3%	1,650	19.0%	5,779	4,584	26.1%
Professional fees	685	772	(11.3)%	587	16.7%	2,189	1,632	34.1%
Marketing and business promotion	980	203	382.8%	909	7.8%	1,555	1,426	9.0%
Data processing	367	380	(3.4)%	427	(14.1)%	1,159	1,272	(8.9)%
Director fees and expenses	152	217	(30.0)%	179	(15.1)%	549	530	3.6%
Regulatory assessments	281	382	(26.4)%	150	87.3%	818	438	86.8%
Other expense	1,206	1,079	11.8%	1,336	(9.7)%	3,364	2,952	14.0%
Total noninterest expense	$14,207	$13,627	4.3%	$13,695	3.7%	$41,588	$38,011	9.4%

Salaries and Employee Benefits. The increases for the current quarter and year-to-date period compared with the same periods of 2022 were primarily due to increases in salaries and other employee benefit expense, partially offset by decreases in bonus accruals and incentives tied to sales of SBA loans originated at loan production offices. The number of full-time equivalent employees was 270, 272 and 274 as of September 30, 2023, June 30, 2023 and September 30, 2022, respectively.
Occupancy and Equipment. The increases for the current quarter and year-to-date period compared with the same periods of 2022 were primarily due to new branch openings during the second half of 2022. During the second half of 2022, the Company opened 3 new full-service branches in Dallas and Carrollton, Texas and Palisades Park, New Jersey.
Professional Fees. The increases for the current quarter and year-to-date period compared with the same periods of 2022 were primarily due to increases in audit and consulting fees.
Marketing and Business Promotion. The increase for the current quarter compared with the previous quarter was primarily due to an increase in advertisements and the Company’s 20th anniversary celebration.
Director fees and expenses. The decrease for the current quarter compared with the previous quarter was primarily due to the retirement of a director during the previous quarter.
Regulatory Assessments. The increases for the current quarter and year-to-date period compared with the same periods of 2022 were due to an increase in FDIC assessment rates. During the previous quarter, an adjustment of $113 thousand was made for the first quarter of 2023. The FDIC increased the initial base deposit insurance assessment rate schedules by two basis points beginning in the first quarterly assessment period of 2023.
Other Expense. The increases for the current quarter and year-to-date period were primarily due to increases in office expenses and armed guard expenses attributable to the branch network expansion. Provision (reversal) for credit losses on off-balance credit exposures of $(10) thousand and $28 thousand was included in other expense for the year-ago quarter and previous year-to-date period, respectively, while the provision (reversal) for the current reporting periods beginning January 1, 2023 was included in provision (reversal) for credit losses.

Balance Sheet (Unaudited)
Total assets were $2.57 billion at September 30, 2023, an increase of $11.6 million, or 0.5%, from $2.56 billion at June 30, 2023, an increase of $147.9 million, or 6.1%, from $2.42 billion at December 31, 2022, and an increase of $240.9 million, or 10.4%, from $2.33 billion at September 30, 2022. The increase for the current quarter was primarily due to an increase in loans held-for-investment, partially offset by decreases in cash and cash equivalents and loans held-for-sale. The increase for the year-to-date period was primarily due to increases in cash and cash equivalents and loans held-for-investment, partially offset by a decrease in loans held-for-sale.

CECL Adoption
On January 1, 2023, the Company adopted the provisions of ASC 326 through the application of the modified retrospective transition approach. The initial adjustment to the ACL reflects the expected lifetime credit losses associated with the composition of financial assets within in the scope of ASC 326 as of January 1, 2023, as well as management’s current expectation of future economic conditions. The Company recorded a net decrease of $1.9 million to the beginning balance of retained earnings as of January 1, 2023 for the cumulative effect adjustment, reflecting an initial adjustment to the ACL on loans of $1.1 million and the ACL on off-balance sheet credit exposures of $1.6 million, net of related deferred tax assets arising from temporary differences of $788 thousand. As a part of the adoption of ASC 326, the Company reviewed and revised certain loan segments for the Company’s ACL model. See Loan Segments Revision section of this release for a reconciliation of revised loan segments to legacy loan segments, which were utilized before the adoption of ASC 326.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	9/30/2023	6/30/2023	% Change	12/31/2022	% Change	9/30/2022	% Change
Commercial real estate:
Commercial property	$814,547	$793,946	2.6%	$772,020	5.5%	$759,644	7.2%
Business property	537,351	533,592	0.7%	526,513	2.1%	526,395	2.1%
Multifamily	132,558	124,029	6.9%	124,751	6.3%	121,830	8.8%
Construction	19,246	16,942	13.6%	17,054	12.9%	14,592	31.9%
Total commercial real estate	1,503,702	1,468,509	2.4%	1,440,338	4.4%	1,422,461	5.7%
Commercial and industrial	279,608	272,278	2.7%	249,250	12.2%	216,036	29.4%
Consumer:
Residential mortgage	363,369	359,655	1.0%	333,726	8.9%	297,506	22.1%
Other consumer	20,926	21,985	(4.8)%	22,749	(8.0)%	23,234	(9.9)%
Total consumer	384,295	381,640	0.7%	356,475	7.8%	320,740	19.8%
Loans held-for-investment	2,167,605	2,122,427	2.1%	2,046,063	5.9%	1,959,237	10.6%
Loans held-for-sale	6,693	13,065	(48.8)%	22,811	(70.7)%	18,982	(64.7)%
Total loans	$2,174,298	$2,135,492	1.8%	$2,068,874	5.1%	$1,978,219	9.9%

The increase in loans held-for-investment for the current quarter was primarily due to new funding and advances on lines of credit of $259.3 million, partially offset by pay-downs and pay-offs of $214.1 million. The increase for the current year-to-date period was primarily due to new funding and advances on lines of credit of $717.0 million and purchases of residential mortgage loans of $15.7 million, partially offset by pay-downs and pay-offs of $611.2 million.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $17.7 million, partially offset by new funding of $11.5 million. The decrease for the current year-to-date was primarily due to sales of $61.6 million and pay-downs and pay-offs of $4.3 million, partially offset by new funding of $49.8 million.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	9/30/2023	6/30/2023	% Change	12/31/2022	% Change	9/30/2022	% Change
Commercial property	$9,827	$11,118	(11.6)%	$7,006	40.3%	$6,283	56.4%
Business property	8,388	9,487	(11.6)%	8,396	(0.1)%	10,847	(22.7)%
Multifamily	1,800	4,500	(60.0)%	4,500	(60.0)%	5,000	(64.0)%
Construction	29,293	30,865	(5.1)%	18,211	60.9%	11,093	164.1%
Commercial and industrial	283,119	279,584	1.3%	254,668	11.2%	257,337	10.0%
Other consumer	271	445	(39.1)%	692	(60.8)%	847	(68.0)%
Total commitments to extend credit	332,698	335,999	(1.0)%	293,473	13.4%	291,407	14.2%
Letters of credit	6,083	6,027	0.9%	5,392	12.8%	5,096	19.4%
Total off-balance sheet credit exposure	$338,781	$342,026	(0.9)%	$298,865	13.4%	$296,503	14.3%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	9/30/2023	6/30/2023	% Change	12/31/2022	% Change	9/30/2022	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$686	$699	(1.9)%	$—	—%	$—	—%
Business property	2,964	3,007	(1.4)%	2,985	(0.7)%	2,996	(1.1)%
Total commercial real estate	3,650	3,706	(1.5)%	2,985	22.3%	2,996	21.8%
Commercial and industrial	72	88	(18.2)%	—	—%	4,003	(98.2)%
Consumer:
Residential mortgage	—	—	—%	372	(100.0)%	372	(100.0)%
Other consumer	8	51	(84.3)%	3	166.7%	25	(68.0)%
Total consumer	8	51	(84.3)%	375	(97.9)%	397	(98.0)%
Total nonaccrual loans held-for-investment	3,730	3,845	(3.0)%	3,360	11.0%	7,396	(49.6)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”) held-for-investment	3,730	3,845	(3.0)%	3,360	11.0%	7,396	(49.6)%
NPLs held-for-sale	—	—	—%	4,000	(100.0)%	—	—%
Total NPLs	3,730	3,845	(3.0)%	7,360	(49.3)%	7,396	(49.6)%
Other real estate owned (“OREO”)	—	—	—%	—	—%	—	—%
Non-performing assets (“NPAs”)	$3,730	$3,845	(3.0)%	$7,360	(49.3)%	$7,396	(49.6)%
Loans past due and still accruing
Past due 30 to 59 days	$654	$428	52.8%	$47	1,291.5%	$215	204.2%
Past due 60 to 89 days	54	—	—%	87	(37.9)%	195	(72.3)%
Past due 90 days or more	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$708	$428	65.4%	134	428.4%	$410	72.7%
Special mention loans	$5,281	$5,406	(2.3)%	$6,857	(23.0)%	$5,986	(11.8)%
Classified assets
Classified loans held-for-investment	$6,742	$6,901	(2.3)%	$6,211	8.5%	$10,293	(34.5)%
Classified loans held-for-sale	—	—	—%	4,000	(100.0)%	—	—%
OREO	—	—	—%	—	—%	—	—%
Classified assets	$6,742	$6,901	(2.3)%	$10,211	(34.0)%	$10,293	(34.5)%
NPLs held-for-investment to loans held-for-investment	0.17%	0.18%		0.16%		0.38%
NPAs to total assets	0.15%	0.15%		0.30%		0.32%
Classified assets to total assets	0.26%	0.27%		0.42%		0.44%

During the first quarter of 2023, NPLs held-for-sale of $4.0 million were paid-off.

Allowance for Credit Losses
The following table presents activities in ACL for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
ACL on loans
Balance at beginning of period	$24,867	$24,694	0.7%	$21,071	18.0%	$24,942	$22,381	11.4%
Impact of ASC 326 adoption	—	—	NM	—	NM	1,067	—	NM
Charge-offs	(112)	(7)	1,500.0%	(1,112)	(89.9)%	(119)	(1,171)	(89.8)%
Recoveries	22	23	(4.3)%	49	(55.1)%	1,147	98	1,070.4%
Provision (reversal) for credit losses on loans	822	157	423.6%	3,753	(78.1)%	(1,438)	2,453	NM
Balance at end of period	$25,599	$24,867	2.9%	$23,761	7.7%	$25,599	$23,761	7.7%
Percentage to loans held-for-investment at end of period	1.18%	1.17%		1.22%			1.22%
ACL on off-balance sheet credit exposure (1)
Balance at beginning of period	$1,585	$1,545	2.6%	$252	529.0%	$299	$214	39.7%
Impact of ASC 326 adoption	—	—	NM	—	NM	1,607	—	NM
Provision (reversal) for credit losses on off-balance sheet credit exposure	(71)	40	NM	(10)	610.0%	(392)	28	NM
Balance at end of period	$1,514	$1,585	(4.5)%	$242	525.6%	$1,514	$242	525.6%

(1)ACL on off-balance sheet credit exposures was recorded in Accrued Interest Payable and Other Liabilities on Consolidated Balance Sheets (Unaudited).
Investment Securities
Total investment securities were $139.2 million at September 30, 2023, an increase of $545 thousand, or 0.4%, from $138.7 million at June 30, 2023, a decrease of $2.6 million, or 1.9%, from $141.9 million at December 31, 2022, and an increase of $9.8 million, or 7.6%, from $129.4 million at September 30, 2022. The increase for the current quarter was primarily due to purchases of $10.0 million, partially offset by principal pay-downs and calls of $5.6 million, a fair value decrease of $3.8 million and net premium amortization of $53 thousand. The decrease for the current year-to-date period was primarily due to principal pay-downs and calls of $14.3 million, a fair value decrease of $4.1 million and net premium amortization of $169 thousand, partially offset by purchases of $16.0 million.

Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	9/30/2023		6/30/2023		12/31/2022		9/30/2022
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$611,021	27.9%	$635,329	29.0%	$734,989	35.9%	$809,842	40.9%
Interest-bearing deposits
Savings	6,846	0.3%	7,504	0.3%	8,579	0.4%	13,028	0.7%
NOW	16,076	0.7%	16,993	0.8%	11,405	0.6%	17,550	0.9%
Retail money market accounts	436,115	19.8%	464,655	21.1%	494,749	24.1%	522,412	26.4%
Brokered money market accounts	1	0.1%	1	0.1%	8	0.1%	10,010	0.5%
Retail time deposits of
$250,000 or less	406,407	18.5%	392,012	17.9%	295,354	14.4%	236,864	12.0%
More than $250,000	454,406	20.8%	451,590	20.7%	353,876	17.3%	239,271	12.1%
State and brokered time deposits	261,257	11.9%	220,148	10.1%	147,023	7.2%	129,121	6.5%
Total interest-bearing deposits	1,581,108	72.1%	1,552,903	71.0%	1,310,994	64.1%	1,168,256	59.1%
Total deposits	$2,192,129	100.0%	$2,188,232	100.0%	$2,045,983	100.0%	$1,978,098	100.0%

Estimated total deposits not covered by deposit insurance	$983,851	44.9%	$1,034,148	47.3%	$1,062,111	51.9%	$1,199,502	60.6%

The decrease in noninterest-bearing demand deposits was primarily due to strong deposit market competition and the migration to interest-bearing deposits attributable to the rising market rates. To retain existing and attract new customers, the Bank offers competitive rates on deposit products.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $60.8 million, renewals of the matured accounts of $85.1 million and balance increases of $5.3 million, partially offset by matured and closed accounts of $133.9 million. The increase for the current year-to-date period was primarily due to new accounts of $469.0 million, renewals of the matured accounts of $291.3 million and balance increases of $17.1 million, partially offset by matured and closed accounts of $565.8 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of September 30, 2023:

($ in thousands)	9/30/2023	12/31/2022	% Change
Cash and cash equivalents	$192,350	$147,031	30.8%
Cash and cash equivalents to total assets	7.5%	6.1%

Available borrowing capacity
FHLB advances	$639,072	$561,745	13.8%
Federal Reserve Discount Window	490,633	23,902	1952.7%
Overnight federal funds lines	65,000	65,000	—%
Total	$1,194,705	$650,647	83.6%
Total available borrowing capacity to total assets	46.5%	26.9%

During the current year-to-date period, the Company increased cash and cash equivalents by $45.3 million, or 30.8%, to $192.4 million and available borrowing capacity by $544.1 million, or 83.6%, to $1.19 billion. During the current quarter, the Company began participating in the Borrower-in Custody Program with the Federal Reserve Bank providing additional borrowing capacity. As of September 30, 2023, the Company's cash and cash equivalents and available borrowing capacity covered approximately 141.0% of deposits not covered by deposit insurance compared to 75.1% at December 31, 2022.

Shareholders’ Equity
Shareholders’ equity was $341.9 million at September 30, 2023, an increase of $1.4 million, or 0.4%, from $340.4 million at June 30, 2023, an increase of $6.4 million, or 1.9%, from $335.4 million at December 31, 2022, and an increase of $9.1 million, or 2.7%, from $332.7 million at September 30, 2022. The increase for the current quarter was primarily due to net income and cash proceeds from exercise of stock options of $662 thousand, partially offset by cash dividends declared on common stock of $2.6 million, repurchase of common stock of $1.1 million and an increase in other comprehensive loss of $2.7 million. The increase for the current year-to-date period was primarily due to net income and cash proceeds from exercise of stock options of $1.3 million, partially offset by cash dividend declared on common stock of $7.3 million, repurchase of common stock of $7.9 million, an increase in other comprehensive loss of $2.9 million, and cumulative effect adjustment upon adoption of ASC 326 of $1.9 million.
Stock Repurchases
On July 28, 2022, the Company’s Board of Directors approved a stock repurchase program authorizing the repurchase of up to 5% of the Company’s outstanding common stock, which represented 747,938 shares, through February 1, 2023. On January 26, 2023, the Company announced the amendment to the repurchase program, which extended the program expiration from February 1, 2023 to February 1, 2024. The Company completed the repurchase program during the first quarter of 2023. Under this repurchase program, the Company repurchased and retired 747,938 shares of common stock at a weighted-average price of $18.15 per share, totaling $13.6 million.
On August 2, 2023, the Company’s Board of Directors approved a new stock repurchase program authorizing the repurchase of up to 5% of the Company’s outstanding common stock, which represented 720,000 shares, through August 2, 2024. The Company repurchased and retired 67,202 shares of common stock at a weighted-average price of $15.75 per share, totaling $1.1 million under this repurchase program through September 30, 2023.
For the current year-to-date period, the Company repurchased and retired 452,583 shares of common stock at a weighted-average price of $17.46, totaling $7.9 million.
Issuance of Preferred Stock Under the Emergency Capital Investment Program
On May 24, 2022, the Company issued 69,141 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference of $1,000 per share (“Series C Preferred Stock”) for the capital investment of $69.1 million from the U.S. Treasury under the Emergency Capital Investment Program (“ECIP”). The ECIP investment is treated as tier 1 capital for regulatory capital purposes.
The Series C Preferred Stock bears no dividend for the first 24 months following the investment date. Thereafter, the dividend rate will be adjusted based on the lending growth criteria listed in the terms of the ECIP investment with an annual dividend rate up to 2%. After the tenth anniversary of the investment date, the dividend rate will be fixed based on average annual amount of lending in years 2 through 10.
Capital Ratios
Based on the Federal Reserve’s Small Bank Holding Company policy, the Company is not currently subject to consolidated minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will be subject to consolidated capital requirements independent of the Bank. For comparison purposes, the Company’s capital ratios are included in following table, which presents capital ratios for the Company and the Bank as of the dates indicated:

	9/30/2023	6/30/2023	12/31/2022	9/30/2022	Well Capitalized Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	13.07%	13.12%	13.29%	13.69%	N/A
Total capital (to risk-weighted assets)	17.48%	17.57%	17.83%	18.34%	N/A
Tier 1 capital (to risk-weighted assets)	16.24%	16.34%	16.62%	17.14%	N/A
Tier 1 capital (to average assets)	13.76%	13.84%	14.33%	14.74%	N/A
PCB Bank
Common tier 1 capital (to risk-weighted assets)	15.87%	16.00%	16.30%	16.82%	6.5%
Total capital (to risk-weighted assets)	17.11%	17.23%	17.52%	18.02%	10.0%
Tier 1 capital (to risk-weighted assets)	15.87%	16.00%	16.30%	16.82%	8.0%
Tier 1 capital (to average assets)	13.44%	13.55%	14.05%	14.47%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees, customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; costs related to litigation; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings the Company makes with the SEC, which are available at the SEC’s Internet site (http://www.sec.gov) or from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	9/30/2023	6/30/2023	% Change	12/31/2022	% Change	9/30/2022	% Change
Assets
Cash and due from banks	$22,691	$22,159	2.4%	$23,202	(2.2)%	$22,252	2.0%
Interest-bearing deposits in other financial institutions	169,659	199,987	(15.2)%	123,829	37.0%	131,786	28.7%
Total cash and cash equivalents	192,350	222,146	(13.4)%	147,031	30.8%	154,038	24.9%
Securities available-for-sale, at fair value	139,218	138,673	0.4%	141,863	(1.9)%	129,401	7.6%
Loans held-for-sale	6,693	13,065	(48.8)%	22,811	(70.7)%	18,982	(64.7)%
Loans held-for-investment	2,167,605	2,122,427	2.1%	2,046,063	5.9%	1,959,237	10.6%
Allowance for credit losses on loans	(25,599)	(24,867)	2.9%	(24,942)	2.6%	(23,761)	7.7%
Net loans held-for-investment	2,142,006	2,097,560	2.1%	2,021,121	6.0%	1,935,476	10.7%
Premises and equipment, net	6,229	6,394	(2.6)%	6,916	(9.9)%	4,671	33.4%
Federal Home Loan Bank and other bank stock	12,716	12,716	—%	10,183	24.9%	10,183	24.9%
Bank-owned life insurance	30,615	30,428	0.6%	30,064	1.8%	29,883	2.4%
Deferred tax assets, net	4,486	4,348	3.2%	3,115	44.0%	12,135	(63.0)%
Servicing assets	6,920	7,142	(3.1)%	7,347	(5.8)%	7,627	(9.3)%
Operating lease assets	5,626	5,182	8.6%	6,358	(11.5)%	6,897	(18.4)%
Accrued interest receivable	8,731	8,040	8.6%	7,472	16.8%	6,070	43.8%
Other assets	12,384	10,651	16.3%	15,755	(21.4)%	11,688	6.0%
Total assets	$2,567,974	$2,556,345	0.5%	$2,420,036	6.1%	$2,327,051	10.4%
Liabilities
Deposits
Noninterest-bearing demand	$611,021	$635,329	(3.8)%	$734,989	(16.9)%	$809,842	(24.6)%
Savings, NOW and money market accounts	459,038	489,153	(6.2)%	514,741	(10.8)%	563,000	(18.5)%
Time deposits of $250,000 or less	607,664	552,160	10.1%	382,377	58.9%	305,985	98.6%
Time deposits of more than $250,000	514,406	511,590	0.6%	413,876	24.3%	299,271	71.9%
Total deposits	2,192,129	2,188,232	0.2%	2,045,983	7.1%	1,978,098	10.8%
Federal Home Loan Bank advances	—	—	—%	20,000	(100.0)%	—	—%
Operating lease liabilities	5,852	5,495	6.5%	6,809	(14.1)%	7,402	(20.9)%
Accrued interest payable and other liabilities	28,141	22,207	26.7%	11,802	138.4%	8,832	218.6%
Total liabilities	2,226,122	2,215,934	0.5%	2,084,594	6.8%	1,994,332	11.6%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%	69,141	—%
Common stock	143,401	143,686	(0.2)%	149,631	(4.2)%	153,890	(6.8)%
Retained earnings	142,750	138,315	3.2%	127,181	12.2%	120,699	18.3%
Accumulated other comprehensive loss, net	(13,440)	(10,731)	25.2%	(10,511)	27.9%	(11,011)	22.1%
Total shareholders’ equity	341,852	340,411	0.4%	335,442	1.9%	332,719	2.7%
Total liabilities and shareholders’ equity	$2,567,974	$2,556,345	0.5%	$2,420,036	6.1%	$2,327,051	10.4%

Outstanding common shares	14,319,014	14,318,890		14,625,474		14,853,140
Book value per common share (1)	$23.87	$23.77		$22.94		$22.40
TCE per common share (2)	$19.05	$18.94		$18.21		$17.75
Total loan to total deposit ratio	99.19%	97.59%		101.12%		100.01%
Noninterest-bearing deposits to total deposits	27.87%	29.03%		35.92%		40.94%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2023	6/30/2023	% Change	9/30/2022	% Change	9/30/2023	9/30/2022	% Change
Interest and dividend income
Loans, including fees	$34,651	$32,960	5.1%	$24,835	39.5%	$98,840	$66,268	49.2%
Investment securities	1,170	1,136	3.0%	806	45.2%	3,408	1,950	74.8%
Other interest-earning assets	3,031	2,742	10.5%	1,194	153.9%	7,978	1,957	307.7%
Total interest income	38,852	36,838	5.5%	26,835	44.8%	110,226	70,175	57.1%
Interest expense
Deposits	16,403	15,121	8.5%	2,798	486.2%	43,437	4,689	826.4%
Other borrowings	—	—	—%	14	(100.0)%	209	119	75.6%
Total interest expense	16,403	15,121	8.5%	2,812	483.3%	43,646	4,808	807.8%
Net interest income	22,449	21,717	3.4%	24,023	(6.6)%	66,580	65,367	1.9%
Provision (reversal) for credit losses	751	197	281.2%	3,753	(80.0)%	(1,830)	2,453	NM
Net interest income after provision (reversal) for credit losses	21,698	21,520	0.8%	20,270	7.0%	68,410	62,914	8.7%
Noninterest income
Gain on sale of loans	689	769	(10.4)%	1,415	(51.3)%	2,767	7,231	(61.7)%
Service charges and fees on deposits	371	369	0.5%	341	8.8%	1,084	974	11.3%
Loan servicing income	851	868	(2.0)%	780	9.1%	2,579	2,235	15.4%
Bank-owned life insurance income	187	184	1.6%	178	5.1%	551	525	5.0%
Other income	404	467	(13.5)%	462	(12.6)%	1,199	1,145	4.7%
Total noninterest income	2,502	2,657	(5.8)%	3,176	(21.2)%	8,180	12,110	(32.5)%
Noninterest expense
Salaries and employee benefits	8,572	8,675	(1.2)%	8,457	1.4%	26,175	25,177	4.0%
Occupancy and equipment	1,964	1,919	2.3%	1,650	19.0%	5,779	4,584	26.1%
Professional fees	685	772	(11.3)%	587	16.7%	2,189	1,632	34.1%
Marketing and business promotion	980	203	382.8%	909	7.8%	1,555	1,426	9.0%
Data processing	367	380	(3.4)%	427	(14.1)%	1,159	1,272	(8.9)%
Director fees and expenses	152	217	(30.0)%	179	(15.1)%	549	530	3.6%
Regulatory assessments	281	382	(26.4)%	150	87.3%	818	438	86.8%
Other expense	1,206	1,079	11.8%	1,336	(9.7)%	3,364	2,952	14.0%
Total noninterest expense	14,207	13,627	4.3%	13,695	3.7%	41,588	38,011	9.4%
Income before income taxes	9,993	10,550	(5.3)%	9,751	2.5%	35,002	37,013	(5.4)%
Income tax expense	2,970	3,073	(3.4)%	2,798	6.1%	10,205	10,728	(4.9)%
Net income	$7,023	$7,477	(6.1)%	$6,953	1.0%	$24,797	$26,285	(5.7)%

Earnings per common share
Basic	$0.49	$0.52		$0.47		$1.73	$1.76
Diluted	$0.49	$0.52		$0.46		$1.71	$1.73
Average common shares
Basic	14,294,802	14,271,200		14,877,879		14,327,930	14,869,997
Diluted	14,396,216	14,356,776		15,088,089		14,441,960	15,126,863

Dividend paid per common share	$0.18	$0.18		$0.15		$0.51	$0.45
Return on average assets (1)	1.09%	1.19%		1.19%		1.32%	1.58%
Return on average shareholders’ equity (1)	8.12%	8.82%		8.16%		9.77%	11.84%
Return on average TCE (1), (2)	10.17%	11.08%		10.25%		12.27%	13.31%
Efficiency ratio (3)	56.94%	55.91%		50.35%		55.63%	49.06%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	9/30/2023			6/30/2023			9/30/2022
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,137,184	$34,651	6.43%	$2,097,489	$32,960	6.30%	$1,905,366	$24,835	5.17%
Mortgage-backed securities	98,534	750	3.02%	98,971	713	2.89%	93,546	518	2.20%
Collateralized mortgage obligation	24,959	262	4.16%	26,228	262	4.01%	24,090	151	2.49%
SBA loan pool securities	7,842	81	4.10%	8,364	81	3.88%	10,435	56	2.13%
Municipal bonds (2)	3,602	30	3.30%	4,234	33	3.13%	4,491	34	3.00%
Corporate bonds	4,056	47	4.60%	4,339	47	4.34%	4,801	47	3.88%
Other interest-earning assets	219,115	3,031	5.49%	213,883	2,742	5.14%	200,367	1,194	2.36%
Total interest-earning assets	2,495,292	38,852	6.18%	2,453,508	36,838	6.02%	2,243,096	26,835	4.75%
Noninterest-earning assets
Cash and due from banks	21,298			20,754			20,609
ACL on loans	(24,869)			(24,710)			(21,117)
Other assets	71,512			71,200			76,851
Total noninterest-earning assets	67,941			67,244			76,343
Total assets	$2,563,233			$2,520,752			$2,319,439
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$481,341	4,398	3.62%	$465,564	3,929	3.38%	$577,975	1,375	0.94%
Savings	7,197	4	0.22%	7,767	5	0.26%	14,990	2	0.05%
Time deposits	1,073,044	12,001	4.44%	1,054,191	11,187	4.26%	544,774	1,421	1.03%
Total interest-bearing deposits	1,561,582	16,403	4.17%	1,527,522	15,121	3.97%	1,137,739	2,798	0.98%
Other borrowings	—	—	0.00%	—	—	—%	2,033	14	2.73%
Total interest-bearing liabilities	1,561,582	16,403	4.17%	1,527,522	15,121	3.97%	1,139,772	2,812	0.98%
Noninterest-bearing liabilities
Noninterest-bearing demand	626,738			628,127			825,362
Other liabilities	31,769			25,234			16,057
Total noninterest-bearing liabilities	658,507			653,361			841,419
Total liabilities	2,220,089			2,180,883			1,981,191
Total shareholders’ equity	343,144			339,869			338,248
Total liabilities and shareholders’ equity	$2,563,233			$2,520,752			$2,319,439
Net interest income		$22,449			$21,717			$24,023
Net interest spread (3)			2.01%			2.05%			3.77%
Net interest margin (4)			3.57%			3.55%			4.25%
Total deposits	$2,188,320	$16,403	2.97%	$2,155,649	$15,121	2.81%	$1,963,101	$2,798	0.57%
Total funding (5)	$2,188,320	$16,403	2.97%	$2,155,649	$15,121	2.81%	$1,965,134	$2,812	0.57%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Nine Months Ended
	9/30/2023			9/30/2022
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,102,600	$98,840	6.29%	$1,828,187	$66,268	4.85%
Mortgage-backed securities	98,364	2,146	2.92%	88,634	1,241	1.87%
Collateralized mortgage obligation	25,970	780	4.02%	22,775	324	1.90%
SBA loan pool securities	8,406	244	3.88%	10,566	137	1.73%
Municipal bonds (2)	4,017	97	3.23%	5,152	107	2.78%
Corporate bonds	4,300	141	4.38%	4,896	141	3.85%
Other interest-earning assets	206,720	7,978	5.16%	198,311	1,957	1.32%
Total interest-earning assets	2,450,377	110,226	6.01%	2,158,521	70,175	4.35%
Noninterest-earning assets
Cash and due from banks	21,069			20,599
ACL on loans	(25,438)			(21,561)
Other assets	72,616			72,563
Total noninterest-earning assets	68,247			71,601
Total assets	$2,518,624			$2,230,122
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$477,605	11,772	3.30%	$492,130	2,118	0.58%
Savings	7,684	14	0.24%	15,205	6	0.05%
Time deposits	1,015,234	31,651	4.17%	550,770	2,565	0.62%
Total interest-bearing deposits	1,500,523	43,437	3.87%	1,058,105	4,689	0.59%
Other borrowings	5,212	209	5.36%	7,824	119	2.03%
Total interest-bearing liabilities	1,505,735	43,646	3.88%	1,065,929	4,808	0.60%
Noninterest-bearing liabilities
Noninterest-bearing demand	647,258			851,837
Other liabilities	26,208			15,485
Total noninterest-bearing liabilities	673,466			867,322
Total liabilities	2,179,201			1,933,251
Total shareholders’ equity	339,423			296,871
Total liabilities and shareholders’ equity	$2,518,624			$2,230,122
Net interest income		$66,580			$65,367
Net interest spread (3)			2.13%			3.75%
Net interest margin (4)			3.63%			4.05%
Total deposits	$2,147,781	$43,437	2.70%	$1,909,942	$4,689	0.33%
Total funding (5)	$2,152,993	$43,646	2.71%	$1,917,766	$4,808	0.34%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Loan Segments Revision (Unaudited)
($ in thousands)
As a part of the adoption of ASC 326, the Company reviewed and revised certain loan segments for the Company’s ACL model. Before the adoption of ASC 326, commercial property and SBA property loans were separately presented and represented 63.0% and 6.6% of loans held-for-investment at December 31, 2022, respectively. The Company re-divided these loan segments into commercial property (non-owner occupied), business property (owner occupied) and multifamily loans as these new loan segments are determined to share similar characteristics under the Company’s ACL model. In addition, four loan segments before the adoption of ASC 326 (commercial term loans, commercial lines of credit, SBA term loans and SBA PPP loans), which represented 12.2% of loans held-for-investment at December 31, 2022, are combined into a single loan segment, commercial and industrial loans, as these loans are determined to share similar risk characteristics under the Company’s ACL model. In this release, loan segments on loan related disclosures for prior period comparisons are revised accordingly in order to be comparable to the Company’s new loan segments.
The following table presents a reconciliation of revised loan segments to legacy loan segments, which were utilized before the adoption of ASC 326:

($ in thousands)	9/30/2023	6/30/2023	12/31/2022	9/30/2022
Revision for commercial real estate loans
Revised loan segments:
Commercial property	$814,547	$793,946	$772,020	$759,644
Business property	537,351	533,592	526,513	526,395
Multifamily	132,558	124,029	124,751	121,830
Total	$1,484,456	$1,451,567	$1,423,284	$1,407,869
Legacy loan segments:
Commercial property	$1,354,590	$1,320,110	$1,288,392	$1,271,781
SBA property	129,866	131,457	134,892	136,088
Total	$1,484,456	$1,451,567	$1,423,284	$1,407,869

Revision for commercial and industrial loans
Revised loan segments:
Commercial and industrial	$279,608	$272,278	$249,250	$216,036
Legacy loan segments:
Commercial term	$87,892	$90,213	$77,700	$80,225
Commercial lines of credit	174,585	165,162	154,142	117,960
SBA commercial term	16,272	15,900	16,211	16,542
SBA PPP	859	1,003	1,197	1,309
Total	$279,608	$272,278	$249,250	$216,036

PCB Bancorp and Subsidiary
Non-GAAP Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company does not have any intangible assets for the presented periods. Return on average TCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Nine Months Ended
		9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Average total shareholders' equity	(a)	$343,144	$339,869	$338,248	$339,423	$296,871
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	32,924
Average TCE	(c)=(a)-(b)	$274,003	$270,728	$269,107	$270,282	$263,947
Net income	(d)	$7,023	$7,477	$6,953	$24,797	$26,285
Return on average shareholder's equity (1)	(d)/(a)	8.12%	8.82%	8.16%	9.77%	11.84%
Return on average TCE (1)	(d)/(c)	10.17%	11.08%	10.25%	12.27%	13.31%

(1) Annualized.

($ in thousands, except per share data)		9/30/2023	6/30/2023	12/31/2022	9/30/2022
Total shareholders' equity	(a)	$341,852	$340,411	$335,442	$332,719
Less: preferred stock	(b)	69,141	69,141	69,141	69,141
TCE	(c)=(a)-(b)	$272,711	$271,270	$266,301	$263,578
Outstanding common shares	(d)	14,319,014	14,318,890	14,625,474	14,853,140
Book value per common share	(a)/(d)	$23.87	$23.77	$22.94	$22.40
TCE per common share	(c)/(d)	$19.05	$18.94	$18.21	$17.75
Total assets	(e)	$2,567,974	$2,556,345	$2,420,036	$2,327,051
Total shareholders' equity to total assets	(a)/(e)	13.31%	13.32%	13.86%	14.30%
TCE to total assets	(c)/(e)	10.62%	10.61%	11.00%	11.33%